Exhibit 99.1

Insperity Announces Record Second Quarter Results

HOUSTON – Aug. 1, 2018 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended Jun. 30, 2018:

•	Q2 worksite employee growth accelerates to 13%, driving 18% gross profit increase

•	Q2 net income and EPS up 75% and 76%, to $25 million and $0.58, respectively

•	Q2 adjusted EPS up 66% to $0.68

•	Q2 adjusted EBITDA up 40% to $47 million

•	YTD EPS and adjusted EPS up 50% and 57%, respectively

Second Quarter Results

Second quarter 2018 net income and diluted earnings per share of $24.6 million and $0.58 represented increases of 75% and 76%, respectively, compared to the second quarter of 2017. Adjusted diluted earnings per share were $0.68, a 66% increase over the second quarter of 2017. Adjusted EBITDA increased 40% over the second quarter of 2017 to $46.6 million.

“Our dynamic business model is continuing to generate impressive financial results,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Insperity is poised for growth acceleration over the balance of the year and continued double-digit growth into 2019.”

Revenues increased 16% over the second quarter of 2017 to $922.3 million on a 13% increase in the average number of worksite employees paid per month. The continued double-digit worksite employee growth was the result of increased new client sales, a continued high level of client retention and an improvement in net hiring of worksite employees by our client base.

Gross profit for the second quarter of 2018 increased 18% over the second quarter of 2017 to $154.5 million. This increase was driven by the 13% worksite employee growth and effective management of pricing and our direct cost programs. Operating expenses increased 12% over the second quarter of 2017 to $121.0 million, and included continued investment in our growth, technology and product and service offerings, offset by operating leverage in other areas of the business. Operating expense per worksite employee per month declined from $199 in the second quarter of 2017 to $198.

“We once again had a strong quarter with accelerating worksite employee growth and effective management of gross profit and operating costs driving significant earnings growth,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “Our momentum coming off of consecutive quarters of record high earnings results puts us in a position to raise our guidance for full year adjusted EPS growth to 42% to 44% over 2017.”

Year-to-Date Results

For the six months ended Jun. 30, 2018, reported net income increased 50% over the first six months of 2017 to $74.6 million, and diluted net income per share increased 50% to $1.77. Adjusted diluted earnings per share increased 57% over the first six months of 2017 to $2.09. Adjusted EBITDA increased 36% to $130.4 million.

Revenues for the first six months of 2018 increased 15% to $1.9 billion, on a 13% increase in the average number of worksite employees paid per month over the 2017 period. Gross profit for the first six months of 2018 increased 22% to $354.3 million. Operating expenses increased 20% to $256.0 million over the 2017 period. Adjusted operating expenses increased 16% to $246.7 million over the 2017 period and included additional accruals for incentive compensation tied to our outperformance during the first half of the year.

Net income per worksite employee per month increased 32% from $47 in the 2017 period to $62 in the 2018 period. Adjusted EBITDA per worksite employee per month increased 21% from $90 in the 2017 period to $109 in the 2018 period.

Cash outlays in the first six months of 2018 included the repurchase of approximately 212,000 shares of stock at a cost of $16.2 million, dividends totaling $16.8 million and capital expenditures of $14.0 million. Adjusted cash, cash equivalents and marketable securities at Jun. 30, 2018 was $110.1 million.

2018 Guidance

The company also announced its updated guidance for 2018, including the third quarter of 2018. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2018			Full Year 2018

Average WSEEs	213,700	—	215,600	207,400	—	209,200
Year-over-year increase	14.5%	—	15.5%	13.5%	—	14.5%

Adjusted EPS	$0.80	—	$0.84	$3.49	—	$3.53
Year-over-year increase	40.4%	—	47.4%	42.4%	—	44.1%

Adjusted EBITDA (in millions)	$53	—	$56	$225	—	$229
Year-over-year increase	22.9%	—	29.9%	26.6%	—	28.9%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the third quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 6994006. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 6994006. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 32 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management Services, Retirement Services and

Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2017 revenues of $3.3 billion, Insperity operates in 69 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets:
Cash and cash equivalents	$308,711	$354,260
Restricted cash	41,827	41,137
Marketable securities	7,207	1,960
Accounts receivable, net	351,754	333,981
Prepaid insurance	17,648	10,782
Other current assets	22,640	26,991
Income taxes receivable	—	9,824
Total current assets	749,787	778,935
Property and equipment, net	99,028	95,659
Prepaid health insurance	9,000	9,000
Deposits	170,450	159,515
Goodwill and other intangible assets, net	12,732	12,762
Deferred income taxes, net	4,538	4,283
Other assets	5,533	3,541
Total assets	$1,051,068	$1,063,695
Liabilities and stockholders’ equity:
Accounts payable	$4,123	$6,447
Payroll taxes and other payroll deductions payable	213,432	303,247
Accrued worksite employee payroll cost	295,596	267,402
Accrued health insurance costs	24,127	26,075
Accrued workers’ compensation costs	45,376	42,974
Accrued corporate payroll and commissions	41,059	52,595
Other accrued liabilities	24,094	27,741
Income taxes payable	6,984	—
Total current liabilities	654,791	726,481
Accrued workers’ compensation cost	174,017	166,493
Long-term debt	104,400	104,400
Total noncurrent liabilities	278,417	270,893
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	27,363	25,337
Treasury stock, at cost	(263,764)	(256,363)
Retained earnings	353,706	296,792
Total stockholders’ equity	117,860	66,321
Total liabilities and stockholders’ equity	$1,051,068	$1,063,695

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Operating results:
Revenues (gross billings of $5.550 billion, $4.742 billion, $11.473 billion and $9.758 billion, less worksite employee payroll cost of $4.628 billion $3.947 billion, $9.537 billion, and $8.080 billion, respectively)	$922,295	$795,552	15.9%	$1,936,667	$1,678,216	15.4%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	767,751	664,999	15.5%	1,582,403	1,388,317	14.0%
Gross profit	154,544	130,553	18.4%	354,264	289,899	22.2%
Operating expenses:
Salaries, wages and payroll taxes	68,748	61,458	11.9%	155,934	123,915	25.8%
Stock-based compensation	5,752	5,303	8.5%	8,887	9,806	(9.4)%
Commissions	6,979	5,664	23.2%	13,045	10,140	28.6%
Advertising	6,585	6,175	6.6%	10,150	10,147	—
General and administrative expenses	27,419	24,610	11.4%	57,271	50,802	12.7%
Depreciation and amortization	5,480	4,405	24.4%	10,693	8,659	23.5%
Total operating expenses	120,963	107,615	12.4%	255,980	213,469	19.9%
Operating income	33,581	22,938	46.4%	98,284	76,430	28.6%
Other income (expense):
Interest income	1,807	678	166.5%	3,263	1,143	185.5%
Interest expense	(1,108)	(803)	38.0%	(2,178)	(1,426)	52.7%
Income before income tax expense	34,280	22,813	50.3%	99,369	76,147	30.5%
Income tax expense	9,720	8,795	10.5%	24,818	26,501	(6.4)%
Net income	$24,560	$14,018	75.2%	$74,551	$49,646	50.2%
Less distributed and undistributed earnings allocated to participating securities	(346)	(248)	39.5%	(1,064)	(909)	17.1%
Net income allocated to common shares	$24,214	$13,770	75.8%	$73,487	$48,737	50.8%
Basic net income per share of common stock	$0.59	$0.33	78.8%	$1.78	$1.18	50.8%
Diluted net income per share of common stock	$0.58	$0.33	75.8%	$1.77	$1.18	50.0%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change

Statistical Data:
Average number of worksite employees paid per month	203,950	180,276	13.1%	199,816	177,315	12.7%
Revenues per worksite employee per month(1)	$1,507	$1,471	2.4%	$1,615	$1,577	2.4%
Gross profit per worksite employee per month	253	241	5.0%	295	272	8.5%
Operating expenses per worksite employee per month	198	199	(0.5)%	214	201	6.5%
Operating income per worksite employee per month	55	42	31.0%	82	72	13.9%
Net income per worksite employee per month	40	26	53.8%	62	47	31.9%

(1) Gross billings of $9,071, $8,767, $9,570 and $9,171 per worksite employee per month, less payroll cost of $7,564, $7,296, $7,955 and $7,594 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change

Payroll cost (GAAP)	$4,628,047	$3,946,005	17.3%	$9,537,032	$8,078,997	18.0%
Less: Bonus payroll cost	372,225	306,340	21.5%	1,203,086	921,598	30.5%
Non-bonus payroll cost	$4,255,822	$3,639,665	16.9%	$8,333,946	$7,157,399	16.4%

Payroll cost per worksite employee per month (GAAP)	$7,564	$7,296	3.7%	$7,955	$7,594	4.8%
Less: Bonus payroll cost per worksite employee per month	608	566	7.4%	1,003	866	15.8%
Non-bonus payroll cost per worksite employee per month	$6,956	$6,730	3.4%	$6,952	$6,728	3.3%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	June 30, 2018	December 31, 2017

Cash, cash equivalents and marketable securities (GAAP)	$315,918	$356,220
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	191,893	271,547
Client prepayments	13,952	23,603
Adjusted cash, cash equivalents and marketable securities	$110,073	$61,070

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change

Operating expenses (GAAP)	$120,963	$107,615	12.4%	$255,980	$213,469	19.9%
Less:
One-time tax reform bonus	—	—	—	9,306	—	—
Adjusted operating expenses	$120,963	$107,615	12.4%	$246,674	$213,469	15.6%

Operating expenses per worksite employee per month (GAAP)	$198	$199	(0.5)%	$214	$201	6.5%
Less:
One-time tax reform bonus per worksite employee per month	—	—	—	8	—	—
Adjusted operating expenses per worksite employee per month	$198	$199	(0.5)%	$206	$201	2.5%

Adjusted operating expenses represent operating expenses excluding the impact of the one-time tax reform bonus. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended June 30,			Six Months Ended June 30,

	2018	2017	Change	2018	2017	Change

Net income (GAAP)	$24,560	$14,018	75.2%	$74,551	$49,646	50.2%
Income tax expense	9,720	8,795	10.5%	24,818	26,501	(6.4)%
Interest expense	1,108	803	38.0%	2,178	1,426	52.7%
Depreciation and amortization	5,480	4,405	24.4%	10,693	8,659	23.5%
EBITDA	40,868	28,021	45.8%	112,240	86,232	30.2%
Stock-based compensation	5,752	5,303	8.5%	8,887	9,806	(9.4)%
One-time tax reform bonus	—	—	—	9,306	—	—
Adjusted EBITDA	$46,620	$33,324	39.9%	$130,433	$96,038	35.8%

Net income per worksite employee per month (GAAP)	$40	$26	53.8%	$62	$47	31.9%
Income tax expense per worksite employee per month	16	16	—	21	25	(16.0)%
Interest expense per worksite employee per month	2	1	100.0%	2	1	100.0%
Depreciation and amortization per worksite employee per month	9	9	—	9	8	12.5%
EBITDA per worksite employee per month	67	52	28.8%	94	81	16.0%
Stock-based compensation per worksite employee per month	9	10	(10.0)%	7	9	(22.2)%
One-time tax reform bonus per worksite employee per month	—	—	—	8	—	—
Adjusted EBITDA per worksite employee per month	$76	$62	22.6%	$109	$90	21.1%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus costs associated with a one-time tax reform bonus paid to corporate employees and non-cash stock-based compensation. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items and Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

	Three Months Ended June 30,			Six Months Ended June 30,

	2018	2017	Change	2018	2017	Change

Net income (GAAP)	$24,560	$14,018	75.2%	$74,551	$49,646	50.2%
Non-GAAP adjustments:
Stock-based compensation	5,752	5,303	8.5%	8,887	9,806	(9.4)%
One-time tax reform bonus	—	—	—	9,306	—	—
Total non-GAAP adjustments	5,752	5,303	8.5%	18,193	9,806	85.5%
Tax effect	(1,631)	(2,044)	(20.2)%	(4,517)	(3,539)	27.6%
Adjusted net income	$28,681	$17,277	66.0%	$88,227	$55,913	57.8%

	Three Months Ended June 30,			Six Months Ended June 30,

	2018	2017	Change	2018	2017	Change

Diluted net income per share of common stock (GAAP)	$0.58	$0.33	75.8%	$1.77	$1.18	50.0%
Non-GAAP adjustments:
Stock-based compensation	0.14	0.13	7.7%	0.21	0.24	(12.5)%
One-time tax reform bonus	—	—	—	0.22	—	—
Total non-GAAP adjustments	0.14	0.13	7.7%	0.43	0.24	79.2%
Tax effect	(0.04)	(0.05)	(20.0)%	(0.11)	(0.09)	22.2%
Adjusted diluted net income per share of common stock	$0.68	$0.41	65.9%	$2.09	$1.33	57.1%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees. Insperity management believes adjusted net income and adjusted diluted net income per share of common stock are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2018 guidance (in millions, except per share amounts):

	Q3 2018 Guidance	Full Year 2018 Guidance

Net income (GAAP)	$29 - $31	$125 - $128
Income tax expense	11 - 12	44 - 45
Interest expense	1	5
Depreciation and amortization	6	22
EBITDA	47 - 50	196 - 200
One-time tax reform bonus	—	9
Stock-based compensation	6	20
Adjusted EBITDA	$53 - $56	$225 - $229

Diluted net income per share of common stock (GAAP)	$0.70 - $0.74	$2.98 - $3.02
Non-GAAP adjustments:
One-time tax reform bonus	—	0.22
Stock-based compensation	0.14	0.47
Total non-GAAP adjustments	0.14	0.69
Tax effect	(0.04)	(0.18)
Adjusted EPS	$0.80 - $0.84	$3.49 - $3.53

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